As filed with the Securities and Exchange Commission on August 13, 1997.
                                                      REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                         BARRETT BUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MARYLAND                          52-0812977
          (STATE OF INCORPORATION)        (IRS EMPLOYER IDENTIFICATION NO.)

          4724 S.W. Macadam Avenue
          Portland, Oregon                             97201
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


           BARRETT BUSINESS SERVICES, INC., 1993 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                               William W. Sherertz
                                    President
                         Barrett Business Services, Inc.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97201
                            Telephone (503) 220-0988
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF                 AMOUNT TO BE          OFFERING PRICE           AGGREGATE                 AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED             PER SHARE            OFFERING PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
         Common Stock,
      $.01 par value, and           500,000 shares              (1)               $8,110,000(1)               $2,457.58
    options and other rights
        related thereto
=================================================================================================================================

(1) Pursuant to Rule 457(h),  the proposed maximum aggregate offering price and the registration fee have been computed based upon the average of the high and low sales prices of the Common Stock reported by the National  Association of Securities  Dealers,
    Inc., through NASDAQ, on August 7, 1997, $16.22.

==================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997.

         (c) The registrant's Current Report on Form 8-K dated March 31, 1997, to report that the registrant had received a request for redemption of all 159,154 shares of common stock issued by the registrant pursuant to a Plan and Agreement of Reorganization between StaffAmerica, Inc. and the registrant dated April 1, 1996.

         (d) The registrant's Current Report on Form 8-K dated April 8, 1997, to report that the registrant's Farm and Forest Labor Contractor License had been revoked by the State of Oregon through a default judgment received on April 4, 1997.

         (e) The registrant's Current Report on Form 8-K dated April 23, 1997, to report that the registrant's Farm and Forest Labor Contractor License was reinstated by the State of Oregon. An administrative law judge withdrew the final order on default of April 4, 1997 entered by the Oregon Bureau of Labor and Industries, thereby allowing the registrant to present its case at a hearing to evaluate the merits of the State's administrative complaint.

         (f) The  description  of the  registrant's  Common  Stock  included  as
Exhibit 99 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

         All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Indemnification

         Section 2-312 of the Maryland General Corporation Law (the "Act") provides that any director held liable for an unlawful distribution in violation of Section 2-311 of the Act or the corporation's charter is entitled to contribution from (i) every other director who could be held liable under
Section 2-312 of the Act for the unlawful distribution and (ii) each stockholder for the amount the stockholder accepted knowing the distribution was made in violation of Section 2-311 of the Act or the corporation's charter.

         Under Section 2-418 of the Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's charter provides otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, under said section a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding unless (i) the Indemnitee's act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; (iv) the Indemnitee was adjudged liable to the corporation in a proceeding by or in the right of the corporation; or (v) the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit.


                                    - II-1 -

         As authorized by the Act, Article V of the registrant's Articles of Amendment and Restatement (the "Charter") provides that the registrant shall indemnify each of its officers and directors to the fullest extent permissible under the Act, as the same exists or may hereafter be amended, against all liabilities, losses, judgments, penalties, fines, settlements and reasonable expenses (including attorney fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was an officer or director of the registrant or is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification continues as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors, and administrators.

         The registrant has entered into an indemnification agreement with each of its directors. Each such agreement provides that the registrant will indemnify the director to the full extent authorized or permitted by the Act or any other applicable statute or the registrant's Charter or Bylaws or any amendment thereof against any obligation to pay a judgment, settlement, penalty, fine or reasonable expenses, including attorney fees (any of the foregoing, a "Liability") incurred in connection with any claim (as defined therein), including a claim by or in the right of the registrant; provided that no indemnity shall be paid by the registrant (i) if a final decision by a court having jurisdiction shall determine that such indemnification is unlawful, (ii) on account of acts or omissions by the director which are finally adjudged to have been not in good faith or to have involved intentional misconduct or a knowing violation of law, or (iii) on account of Liability under Section 16(b) of the Securities Exchange Act of 1934 or any similar provision of federal or state statutory law.

         Insurance

         The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities, including civil liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-5.

Item 9.  Undertakings.
         -------------

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933 ("Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit



                                    - II-2 -
plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.



                                    - II-3 -

                                   SIGNATURES

The Registrant.
---------------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 13th day of August, 1997.

                                 BARRETT BUSINESS SERVICES, INC.
                                 (Registrant)


                                 By       /s/ Michael D. Mulholland
                                          Michael D. Mulholland
                                          Vice President-Finance and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 13th day of August, 1997.

                 Signature                           Title
                 ---------                           -----

 (1)  Principal Executive Officer and
          Director:


      WILLIAM W. SHERERTZ*                  President and Director

 (2)  Principal Financial Officer:

 /s/ MICHAEL D. MULHOLLAND                  Vice President-Finance and Secretary
       Michael D. Mulholland

 (3)  Principal Accounting Officer:

 /s/ JAMES D. MILLER                             Controller
       James D. Miller

 (4)  A majority of the Board
       of Directors:

    ROBERT R. AMES*                              Director
  JEFFREY L. BEAUDOIN*                           Director
   STEPHEN A. GREGG*                             Director
    ANTHONY MEEKER*                              Director
  STANLEY G. RENECKER*                           Director

  *By  /s/ MICHAEL D. MULHOLLAND
            Michael D. Mulholland
             Attorney-in-fact



                                    - II-4 -

                                INDEX TO EXHIBITS




4.1 Articles III, VI, VII and VIII of the Charter of the registrant, as amended. Incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

4.2 Article I, Article II, Sections 2 and 10, Article VI and Article VII of the Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

5 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP as to the legality of the securities being registered.

23.1     Consent of Price Waterhouse LLP, independent accountants.

23.2     Consent of Miller,  Nash,  Wiener,  Hager & Carlsen  LLP  (included  in
         Exhibit 5).

24       Power of attorney of certain officers and directors.


-----------------------

         Other exhibits listed in Item 601 to Regulation S-K are not applicable.



                                    - II-5 -